Exhibit 5.1

April 12, 2023

To:	A2Z Smart Technologies Corp.
1600-609 Granville Street
Vancouver, British Columbia
Canada V7Y 1C3

RE:	A2Z Smart Technologies Corp. – Registration Statement on Form F-3

Dear Sirs/Mesdames:

We have acted as counsel to A2Z Smart Technologies Corp., a corporation existing under the laws of the Province of British Columbia, Canada (the “Corporation”) in connection with the Form F-3 (the “Registration Statement”) of the Corporation filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. The Registration Statement registers the issuance and sale of up to US$200,000,000 of the Corporation’s common shares (“Common Shares”), preferred shares (“Preferred Shares”), warrants (“Warrants”), rights (“Rights”) and units, comprised of one or more other Common Shares, Preferred Shares, Warrants and Rights, in any combination (“Units” and, together with the Common Shares, Preferred Shares, Warrants and Rights, the “Securities”) that the Corporation may sell from time to time in one or more offerings on terms to be determined at the time of sale pursuant to the Registration Statement and one or more prospectus supplements to the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

Examinations

As counsel to the Corporation, we have reviewed the Registration Statement.

We have considered such questions of law, have examined such corporate records of the Corporation, certificates of public officials, certificates of officers of the Corporation and other instruments, and have made such other investigations as we have considered necessary in order to give the opinions expressed below, including, without limitation, the following (collectively, the “Corporate Documents”):

(a)	a Certificate of Good Standing issued by the Registrar of Companies under the Business Corporations Act (British Columbia) dated April 10, 2023;
(b)	the certificate of incorporation, articles and by-laws of the Corporation (the “Articles”);
(c)	certain resolutions of the Corporation’s directors; and
(d)	a certificate of an officer of the Corporation dated April 10, 2023 verifying certain factual matters (the “Officer’s Certificate”).

+1 416 722 0804 +972 54 970 3299

daniel@blochlegal.com

www.blochlegal.com

Assumptions and Limitations

We have assumed:

1.	(i) the genuineness of all signatures; (ii) the legal capacity of all individuals; (iii) the genuineness and authenticity of all documents submitted to us as originals; and (iv) the conformity to original documents of all documents submitted to us as certified, photocopied or facsimiled copies;

2.	that the Articles will be in full force and effect on closing of the issuance of any Securities (each such issuance an “Offering”);

3.	at or prior to the time of the issuance and delivery of any Securities, the Registration Statement will have been declared effective under the Securities Act, that the Securities will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities; and

4.	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation including, without limitation, the Officer’s Certificate, are complete, true and accurate.

With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

The opinions expressed below are given as of the date of this letter and are not prospective. We disclaim any obligation to advise the addressee or any other person of any change in law or any fact which may come or be brought to our attention after the date of this letter.

To the extent the Officer’s Certificate and any other certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification or exception.

We have also assumed without independent verification that there are no agreements, arrangements, undertakings, obligations or understandings in respect of the Securities or their issue, other than as specified in the Registration Statement and Corporate Documents.

Notwithstanding the foregoing and our opinions below, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the transactions contemplated by the Registration Statement.

+1 416 722 0804 +972 54 970 3299

daniel@blochlegal.com

www.blochlegal.com

Reliance

In rendering our opinions herein, insofar as such opinions relate to questions of fact, we have relied upon the Officer’s Certificate.

We are solicitors qualified to practice law in the Province of Ontario (the “Province”). By virtue of the National Mobility Agreement, the Law Society Act (Ontario), the Legal Profession Act (Alberta) and the Legal Profession Act (British Columbia), we are also entitled to provide the opinion below as it relates to laws of the Provinces of Alberta and British Columbia (together with Ontario collectively, the “Jurisdictions”), respectively. We confirm that we have complied with terms and conditions in the National Mobility Agreement and are qualified to give such opinion as it relates to the laws of the Provinces of Alberta and British Columbia, respectively. Other than as indicated above, we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province and the laws of Canada applicable therein in effect on the date hereof.

Opinions

1.	Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Common Shares and Preferred Shares to be issued and sold by the Corporation, upon payment to the Corporation of the consideration in such amount and form as shall be determined by the Board of Directors of the Corporation, or by an authorized committee thereof, when sold and issued in any applicable Offering, in accordance with the terms of such Offering, will be duly and validly issued, fully paid and non-assessable.

2.	Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Warrants, Rights and Units to be issued and sold by the Corporation, upon payment to the Corporation of the consideration in such amount and form as shall be determined by the Board of Directors of the Corporation, or by an authorized committee thereof, when sold and issued in any applicable Offering, in accordance with the terms of such Offering, will be binding obligations of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

This opinion is furnished solely in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Yours truly,

Daniel N. Bloch,
Barrister & Solicitor

+1 416 722 0804 +972 54 970 3299

daniel@blochlegal.com

www.blochlegal.com